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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
Boyd Gaming and Subsidiaries:


We consent to the incorporation by reference in Registration Statement 333-35859 of Boyd Gaming and Subsidiaries (the "Company") on Form S-4 of our reports dated August 20, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended June 30, 1997.


[SIG]
DELOITTE & TOUCHE LLP

Las Vegas, Nevada

October 31, 1997